EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with Section 1350 of Chapter 63 of Title 18 of the United States Code. A signed original of this written statement required by Section 906 has been provided to Virgin America Inc. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission (the “SEC”) or its staff upon request.

C. David Cush, the Chief Executive Officer of the Company, and Peter D. Hunt, the Chief Financial Officer of the Company, each certify that:

1.	this Annual Report on Form 10-K for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Virgin America Inc.

This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 2nd day of March 2015.

By:	/s/ C. David Cush
C. David Cush Chief Executive Officer (Principal Executive Officer)

By:	/s/ Peter D. Hunt
Peter D. Hunt Chief Financial Officer (Principal Financial Officer)